[GRAPHIC OMITTED]


     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:





     Evergreen Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      26,852,339        0.29             89,904,981        7.56


     Class B      638,262  0.24             2,376,600         7.56


     Class C      1,231,397         0.24             4,923,535         7.56


     Class I      5,610,857         0.31             20,766,661        7.56





     Evergreen High Income Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A        11,982,225      0.23             51,380,183        8.74


     Class B        3,248,676       0.17             16,161,526        8.72


     Class C        3,718,955       0.17             18,875,375        8.77


     Class I           443,129      0.26             2,895,667         8.74

















     Evergreen Short-Intermediate Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A        1,879,341       0.28             6,751,482         10.03


     Class B        275,049         0.20             1,294,997         10.03


     Class C        394,902         0.20             1,873,012         10.03


     Class I      12,885,925        0.30             43,825,683        10.03





     Evergreen High Grade Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      2,559,291         0.43             5,877,251         11.20


     Class B        583,070         0.36             1,441,818         11.20


     Class C        321,369         0.36             804,508  11.20


     Class I        935,858         0.47             1,967,666         11.20